UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2005

1st Independence Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26570	61-1284899
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104 South Chiles Street Harrodsburg, Kentucky	40330-1620
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 734-5452

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events

On January 3, 2005 the Board of Directors of 1st Independence Financial Group, Inc. (the “Company”) approved and declared a quarterly cash divided of $0.08 (eight cents) per share on the common stock of the Company. The dividend will be paid on January 14, 2005 to stockholders of record of the Company at the close of business on December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st INDEPENDENCE FINANCIAL GROUP, INC.

Date: January 3, 2005

	By:	/s/ ARTHUR L. FREEMAN
Arthur L. Freeman
Chairman and Chief Executive Officer